Exhibit 4.3
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (“DTC” OR THE “DEPOSITARY”). UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
     UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
COVENTRY HEALTH CARE, INC.
5.95% SENIOR NOTES DUE 2017

No. 1	CUSIP NO. 222862 AG9
ISIN NO. US222862AG90
COMMON CODE 029309558

$400,000,000
as revised by “Exchanges of Interests
in the Global Security”, attached hereto
     Coventry Health Care, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FOUR HUNDRED MILLION DOLLARS ($400,000,000), or such greater or lesser amount set forth on “Exchanges of Interests in the Global Security,” attached hereto, on March 15, 2017 and to pay interest thereon from March 20, 2007 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year, commencing September 15, 2007, at the rate of 5.95% per annum, until the principal hereof is paid or made available for payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for (except for Defaulted Interest), on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the preceding March 1, in the case of an Interest Payment Date of March 15, and the preceding September 1, in the case of an Interest Payment Date of September 15 (whether or not, in each case, a Business Day), even if Securities are cancelled, repurchased or redeemed after the Regular Record Date and on or before the Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC or any successor depository.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
[Signatures on following page]

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     In Witness Whereof, the Company has caused this instrument to be duly executed.
Dated: March 20, 2007

COVENTRY HEALTH CARE, INC.
By:	/s/ SHAWN M. GUERTIN
	Name:	Shawn M. Guertin
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee
By:	/s/ CHERYL L. CLARKE
Authorized Signatory

(Form of Reverse of Security)
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued under an Indenture, dated as of March 20, 2007 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.
     The Securities are subject to redemption prior to the Stated Maturity upon not less than 30 nor more than 60 days’ notice by mail, at any time, as a whole or from time to time, in part, at the election of the Company, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed or (2) the sum of the present values of the remaining scheduled payments on the Securities to be redeemed consisting of principal and interest, exclusive of interest accrued to the Redemption Date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 25 basis points, plus accrued and unpaid interest to the Redemption Date; provided interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.
     Upon the occurrence of a Change of Control Triggering Event, each Holder of Securities will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Securities pursuant to a Change of Control Offer described in the Indenture at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon, to the Change of Control Payment Date. Within 30 days following any Change of Control Triggering Event, the Company shall mail to each Holder a notice setting forth the procedures governing such Change of Control Offer as required by the Indenture.
     In the event of redemption or repurchase of this Security in part only, a new Security or Securities of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.
     If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification or waiver of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance with certain provisions of the Indenture and certain past Defaults (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in aggregate principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee satisfactory indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.
     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM
To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint ________________________________________________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Name:

(Print your name exactly as it appears on the face of this Security)
Your Signature:

(Sign exactly as your name appears on the face of this Security)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Security purchased by the Company pursuant to Section 1004 of the Indenture, check the box below:
     [_] Section 1004
     If you want to elect to have only part of the Security purchased by the Company pursuant to Section 1004 of the Indenture, state the amount you elect to have purchased:
$____________________

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Security)

Tax Identification No:

Signature Guarantee*:
________________________________________
(*Participant in a Recognized Signature
Guarantee Medallion Program)

EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY
     The following exchanges of a part of this Global Security for an interest in another Global Security or for a definitive Security, or exchanges of a part of another Global Security or definitive Security for an interest in this Global Security, have been made:

			Principal	Signature of
	Amount of	Amount of	Amount of this	authorized
	decrease in	increase in	Global Security	signatory of
	Principal	Principal	following such	Trustee or
Date of	Amount of this	Amount of this	decrease (or	Security
Exchange	Global Security	Global Security	increase)	Custodian